BRIDGE LOAN AGREEMENT

   Agreement dated as of February 27, 1998, by and between BALTIA AIR LINES, INC., a New York corporation ("BALTIA") and HOBBS MELVILLE & CO., INC. ("Lender") having an office at the address of its affiliate Hobbs Melville Securities Corp., 110 Wall Street, New York, New York.

   BALTIA intends to have a public offering or a private placement of its securities on or before September 30,1998 (collectively referred to as the "Offering"), the proceeds of which are to be used first to repay this and any other "bridge loans" BALTIA may secure, to purchase goods and services necessary to commence BALTIA revenue flight service in time for the 1998 Summer Season between John F. Kennedy International Airport in Jamaica, New York, USA, and St. Petersburg, Russia ("Revenue Service"), and to provide initial working capital;

   While awaiting the closing of the Offering, BALTIA desires to obtain certain goods and services itemized in the "Use of Proceeds" section of its preliminary prospectus that forms a part of its registration statement no. 333-37409 (the "Registration Statement") to enable BALTIA to accelerate commencement of Revenue Service; and

   Lender is willing to lend BALTIA $250,000 to assist BALTIA commence Revenue Service, and BALTIA is willing to borrow that amount (the "Bridge Loan") under conditions that both parties consider reasonable and commensurate with the associated risk as hereinafter set forth;

NOW THEREFORE, for and in consideration of the foregoing premises and the mutual promises, agreements and covenants set forth herein, BALTIA and Lender agree as follows:

(2) Bridge Loan. At the Closing as herein defined, Lender shall lend to BALTIA and BALTIA shall borrow from Lender, the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in lawful money of the United States of American in immediately available funds wired to BALTIA's account as set forth on Exhibit A annexed. BALTIA's Documents. For and in consideration of the Bridge Loan and as a condition precedent to Lender's making thereof, at the Closing, BALTIA shall deliver to
     Lender:

     (1) A promissory note substantially in the form annexed hereto as Exhibit B (the"Promissory Note");

     (2) A properly executed Warrant Certificate substantially in the form of Exhibit C annexed ("Warrants"), for Two hundred fifty Thousand (250,000) Warrants each entitling the holder thereof to purchase one share of BALTIA common stock for $6.05 during the four-year period commencing one year form the date BALTIA's common stock commences trading in any recognized public market in the United States of America (Effective Date). BALTIA may redeem outstanding Warrants, once they become exercisable, at a price of $.10 per Warrant on no less than thirty (30) days' prior written notice, provided the closing bid quotations of BALTIA's shares shall have exceeded $10 for 10 consecutive trading days ending on the third day prior to the date on which notice is given;

     (3) A certified copy of a resolution of BALTIA's Board of Directors, in form and substance satisfactory to Lender and its counsel approving the loan contemplated in this Agreement and the execution and delivery of each and every document to be executed and delivered pursuant there to and such other documents and actions as may be necessary or appropriate to give full effect to the intents and purposes of this Agreement. The resolution should specifically authorize the officer signing any document to be executed or delivered to Lender in connection with the Bridge Loan to make such changes there to as he shall deem necessary or appropriate to give effect to the transaction.

     (4) An opinion of BALTIA's counsel, in form and substance satisfactory to Lender and its counsel, that BALTIA has taken all steps necessary and appropriate to authorize the execution and delivery of this Agreement and each and every document, including the Promissory Note, the Warrants, and any certificate delivered hereunder and that the same are fully effective and enforceable against BALTIA according to their terms and that such counsel, to the best of its knowledge after due investigation, knows of no material breach or any representation or warranty BALTIA or its duly authorized officials have made in connection with this Agreement, the Bridge Loan, the Warrants, or any document to be delivered pursuant thereto or in connection therewith; and

     (5) An incumbency certificate showing the current officers of BALTIA and their genuine signatures.

(3) Closing. The Closing of the Bridge Loan shall take place at the offices of Lender's counsel, Berg and Duffy, LLP, 200 Willis Avenue, Mineola, New York, or as such other place as Lender and BALTIA shall agree on or about February 23, 1998, or as soon thereafter as BALTIA notifies Lender or its counsel that BALTIA can deliver the documents required of it under paragraph (2) hereof, but, in no event later than February 27, 1998. If BALTIA is unable to close by that date, Lender shall have no further obligation to BALTIA hereunder.

(4)    BALTIA's Undertakings.  BALTIA shall, at its sole cost and expense:

     (1) register the Warrants in any registration statement it may file with respect to any public offering of its common stock;

     (2) diligently and continuously pursue until concluded a public offering of its common stock in the United States of American for trading on a recognized exchange or in a recognized trading market in the United States of America and provide Lender with a copy of any registration statement or other documents related thereto;

     (3) provide Lender with monthly financial statements until the Bridge Loan is repaid in full;

     (4) give Lender's affiliate, Hobbs Melville Securities Corp. a right of first refusal to underwrite a public offering of its securities until such time as the Bridge Loan is repaid in full;

     (5) execute and deliver such other and further documents, at any time, and from time to time, as Lender may reasonably require to give full effect to the intents and purposes of this Agreement, the Bridge Loan, the Promissory Note, the Warrants, or any other document executed or delivered hereunder or in connection there with; and

     (6) BALTIA hereby terminates and discharges its letter of intent with Hobbs Melville Securities Corp. and its predecessors in interest which letter of intent called for Hobbs Melville Securities Corp. to pursue a public offering of BALTIA's securities and releases Hobbs Melville Securities Corp., its parents, subsidiaries, affiliates, successors, and assigns and its officers, directors, agents, and employees from any and all claims related to or arising out of that letter of intent or the underwriting contemplated thereby.

(5) BALTIA's Representations and Warranties. BALTIA represents and warrants to Lender:

     (1) BALTIA's execution of this Agreement and any document required of BALTIA hereunder does not, and will not with the passage of time or otherwise, constitute an event of default or accelerate any obligation under any other agreement, franchise, permission, or right;

     (2) BALTIA currently has all required licenses, franchises, rights, and agreements necessary to commence Revenue Service, except as is set forth on Exhibit D annexed, and BALTIA will maintain the same until the Warrants are redeemed or exercised or expire according to their terms;

     (3) BALTIA is not now in default of any material obligation except as is set forth on Exhibit E annexed, and, to the extent of the existence of a default, BALTIA will first apply the proceeds of the Bridge Loan to cure that default;

     (4) BALTIA has taken all steps necessary to authorize its entry in to the Bridge Loan, including, and not limited to, the execution and delivery of this Agreement, the Promissory Note, the Warrants, and any other document delivered pursuant thereto; and

     (5) This Agreement, the Bridge Loan, the Promissory Note, the Warrants, and any other document delivered pursuant hereto or thereto constitute valid and binding obligations according to their terms.

(6) Lender's Investment Representation. Lender represents to BALTIA that Lender is an accredited investor as that term is commonly understood within the meaning of the Securities Laws of the United States of America. Lender further represents and warrants to BALTIA that Lender is acquiring the Warrants for Lender's own account for an investment and without any present intention of further distributing the same. Lender consents to the placing of a suitable legend to the foregoing effect on any certificates representing Warrants.

(7)    Miscellaneous.

     (1) This agreement shall be interpreted and construed according to the internal laws of the State of New York without reference to any conflict of laws provisions.

     (2) BALTIA consents to jurisdiction and venue in the Federal and State courts of the State of New York with respect to any matter arising under this Agreement.

     (3) BALTIA hereby appoints the Secretary of State of the State of New York as its agent for the receipt of process in connection with any action or proceeding brought in such courts.

     (4) BALTIA may not assign this Agreement, in whole or in part, without the prior written consent of Lender.

     (5) This document is the whole and entire agreement regarding the subject matter hereof, and there are no other agreements, expressed or implied, regarding that subject matter, except as are set forth herein. This Agreement may only be modified by a writing signed by both parties hereto with the same formalities as this Agreement.

     IN WITNESS WHEREOF, each of BALTIA AIR LINES, INC., and HOBBS MELVILLE & CO., INC., have caused this Agreement to be signed by it duly authorized corporate officers as of the date above written

                                         BALTIA AIR LINES, INC.



                                        By:____________________________________
                                                Igor Dmitrowsky, President

                                    HOBBS MELVILLE & CO., INC.


                                   By:___________________________________
                                               Authorized Signatory